UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 16, 2009 (April 15, 2009)

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 15, 2009, Graphics Arts Acquisition Corporation (“Acquisition Corp.”), a wholly-owned subsidiary of Hirsch International Corp., declared an event of default with respect to a loan made to U.S. Graphic Arts, Inc. (doing business as US Screen Print & Inkjet Technology and herein referred to as “U.S. Graphics”) pursuant to the Amended and Restated Business Loan Agreement, dated August 4, 2008, by and between Acquisition Corp. and U.S. Graphics, for U.S. Graphics’ failure to make payments to Acquisition Corp. as such payments became due. Hirsch International Corp. owns 80% of the equity interests of U.S. Graphics, whose debt is eliminated in consolidation. The loan is secured by assets of U.S. Graphics, including, without limitation, machinery, equipment, inventory and intellectual property of U.S. Graphics, and Acquisition Corp. is in the process of seizing this collateral.

Acquisition Corp. has retained Lowery Machine & Supply, based in Greenville, South Carolina, to assist the company in securing its collateral. Acquisition Corp. is considering its options with respect to the assets and operations of U.S. Graphics and any related accounting considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

	By:	/s/ Beverly Eichel
		Name:	Beverly Eichel
		Title:	Executive Vice President, Finance, Chief Financial Officer and Secretary
Dated: April 16, 2009